Q2FY20 Earnings Conference Call Sanjay Dhawan, CEO Mark Gallenberger, CFO May 7, 2020 Exhibit 99.2

Forward Looking Statements and Non-GAAP Financial Measures Statements in this presentation regarding Cerence’s future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” "intends" or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to: the expected impacts COVID-19 pandemic on our business, the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry or the global economy more generally; our ability to control and successfully manage our expenses and cash position; our strategy to increase cloud; escalating pricing pressures from our customers; our failure to win, renew or implement service contracts; the loss of business from any of our largest customers; the inability to recruit and retain qualified personnel; cybersecurity and data privacy incidents; fluctuating currency rate; and the other factors described in our Form 10 and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document. This presentation also includes certain financial measures that are not calculated in accordance with U.S. generally accepted accounting principles, or GAAP. These non-GAAP financial measures are in addition to, and not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. We have provided a reconciliation of non-GAAP measures to the most directly comparable GAAP measures, which is available in the earnings press release and the prepared remarks furnished as exhibits to the Company’s Form 8-K submitted to the SEC on May 7, 2020. This presentation should be read in conjunction with the earnings release, prepared remarks and Form 10-Q.

Cerence Delivers Strong Q2 Results and Record Bookings 23% 39% 31% Year-Over-Year Growth Revenue Non-GAAP Operating Margin Non-GAAP EPS Highest revenue in company history Highest first half bookings in company history Exceeded most key financial goals for the quarter

Long Term Outlook Remains Bright Despite Near Term Covid-19 Clouds Top priority is the health and safety of our employees Operating at 90%+ operational efficiency Adjustments to business to reflect near term headwinds due to Covid-19 Maintaining full investment in key projects such as One Cloud, Cerence Look and Car Life We are in this together

Q2FY20 Achievements Builds on FY19 Momentum Historic, record first half bookings for the company Signed the two largest contracts in the company’s history, one for Edge, one for cloud-connected services Strategic wins for Cerence ARK and Cerence Drive Competitive position remains strong

Brand-aligned user experience “Hey, Mercedes” “Ni hao, Geely” “Hello, Ford” Single digital identity within and outside vehicle Ecosystem centered on vehicle Continuous updates and enhancements User-centric design with advanced HMI and full integration with car sensors and car data Long Term Trends Drive Cerence’s Strategic Planning

Financial Summary

Q2 Results Primarily Exceed Guidance Footnote: Non-GAAP excludes acquisition-related costs, amortization of acquired intangible assets, restructuring expense, and stock-based compensation. Q2FY20 $ in millions except per share data Guidance Actual GAAP Revenue $80M - $82M $86.5M Non-GAAP GM %(a) 71% - 72% 70.1% Non-GAAP Operating Margin%(a) 24% - 26% 31.0% Adjusted EBITDA(a) $22M - $24M $29.0M CFFO N/A ($10.2M) FCF N/A ($16.7M) Non-GAAP EPS $0.27 - $0.31 $0.43

Strong Year Over Year Growth

$ in millions	Q2FY20 (ASC 606)	Q2FY19 (ASC 606)	YoY
License:	**$44.6M**	**$39.3M**	**+13%**
Variable	$28.2M	$30.6M	-8%
Prepay	$16.4M	$8.7M	+88%
Connected Services:	**$23.1M**	**$18.9M**	**+23%**
Legacy	$15.4M	$14.1M	+10%
New	$7.7M	$4.8M	+61%
Professional Services	**$18.7M**	**$12.1M**	**+55%**
Total Revenue:	**$86.5M**	**$70.3M**	**+23%**

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Increasing Market Penetration of Edge (In-Car) A.I. Products Automated driving technologies are linked to the growth of edge innovations within the vehicle Increased focus on limiting distracted driving and convenience of controlling the infotainment system Expansion of solutions from premium to entry level Increasing Market Penetration of Cloud (Connected) Services Cloud-based, connected technology is increasingly necessary as users want vehicles to act like rolling smartphones Drivers depend on vehicles for range of information including directions, internet radio, restaurant recommendations, weather, etc. Expansion of solutions from premium to entry level Source: IHS, Management estimates % of Global Vehicles with Designed-in Connected Services1 % of Global Vehicles with Edge AI Products1 Increasing Market Penetration An Offset to SaaR Decline

Proactive Measures to Adjust Business for COVID-19 Impact Reduction of contractors Workforce reduction of about 5% Executive team pay reductions Lowering of planned capex spend from $35M to $27M Additional miscellaneous expense reductions Result: $12M second half op-ex savings

Balance Sheet Metrics $ in millions As of March 31, 2020 Cash & Equivalents $95.6M Intra Quarter Cash Requirements $25-30M Debt $267M Leverage Ratio* (covenant 6x) 2.0x * Leverage ratio calculation defined as (Cash & Cash Equivalents minus $50M)/(Trailing 12-month Adjusted EBITDA)

Thank you

Appendix

Non-GAAP Financial Measures – Definitions Non-GAAP revenue We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We provide supplementary non-GAAP financial measures of revenue that include revenue that we would have recognized but for the purchase accounting treatment of acquisition transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions. Starting with Q1FY20 Cerence will only be reporting GAAP revenue. Non-GAAP operating income and adjusted EBITDA Non-GAAP operating income is defined as operating income before stock-based compensation, amortization of acquired intangible assets, restructuring and acquisition-related costs, and acquisition-related revenue adjustments. Adjusted EBITDA is defined as non-GAAP operating income before depreciation expense. Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we believe that excluding stock-based compensation allows for more accurate comparisons of operating results to peer companies. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods. Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets. Restructuring and acquisition-related costs. To allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies, we provide supplementary non-GAAP financial measures, which exclude certain transition, integration, and other acquisition-related expense items resulting from acquisitions and also exclude separation costs directly attributable to the Cerence business becoming a stand-alone public company. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items, allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

Q2FY20 GAAP Results Reconciliation

(unaudited - in thousands, except per share data)	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019	Six Months Ended March 31, 2020	Six Months Ended March 31, 2019
GAAP revenue	$ 86,495	$ 70,304	$ 163,954	$ 142,788
GAAP gross profit	$ 57,765	$ 45,860	$ 109,290	$ 94,137
Stock-based compensation	621	753	1,844	1,133
Amortization of intangible assets	2,258	2,021	4,345	4,196
Non-GAAP gross profit	$ 60,644	$ 48,634	$ 115,479	$ 99,466
GAAP gross margin	66.8%	65.2%	66.7%	65.9%
Non-GAAP gross margin	70.1%	69.2%	70.4%	69.7%
GAAP operating income	$ 12,006	$ 168	$ 9,909	$ 2,977
Amortization of intangible assets	5,383	5,153	10,601	10,460
Stock-based compensation	6,560	6,793	15,529	13,367
Restructuring and other costs, net	2,870	4,329	10,424	7,456
Acquisition-related costs	-	182	-	417
Non-GAAP operating income	$ 26,819	$ 16,625	$ 46,463	$ 34,677
GAAP operating margin	13.9%	0.2%	6.0%	2.1%
Non-GAAP operating margin	31.0%	23.6%	28.3%	24.3%
GAAP net income	$ 12,495	$ 454	$ 733	$ 2,709
Total other income (expense), net	(6,229)	266	(12,892)	250
(Benefit from) provision for income taxes	(6,718)	(20)	(3,716)	518
Depreciation	2,224	2,076	4,365	4,113
Amortization of intangible assets	5,383	5,153	10,601	10,460
Stock-based compensation	6,560	6,793	15,529	13,367
Restructuring and other costs, net	2,870	4,329	10,424	7,456
Acquisition-related costs	-	182	-	417
Adjusted EBITDA	$ 29,043	$ 18,701	$ 50,828	$ 38,790
GAAP net income margin	14.4%	0.6%	0.4%	1.9%
Adjusted EBITDA margin	33.6%	26.6%	31.0%	27.2%

(unaudited - in thousands, except per share data)	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019	Six Months Ended March 31, 2020	Six Months Ended March 31, 2019
GAAP net income	$ 12,495	$ 454	$ 733	$ 2,709
Amortization of intangible assets	5,383	5,153	10,601	10,460
Stock-based compensation	6,560	6,793	15,529	13,367
Restructuring and other costs, net	2,870	4,329	10,424	7,456
Acquisition-related costs	-	182	-	417
Non-cash interest expense	1,314	-	2,646	-
Income tax impact of Non-GAAP adjustments	(12,473)	(5,571)	(13,449)	(9,612)
Non-GAAP net income	$ 16,149	$ 11,340	$ 26,484	$ 24,797
Weighted-average common shares outstanding - diluted	37,392	36,391	36,693	36,391
GAAP net income per share - diluted	$ 0.33	$ 0.01	$ 0.02	$ 0.07
Non-GAAP net income per share - diluted	$ 0.43	$ 0.31	$ 0.72	$ 0.68
GAAP net cash (used in) provided by operating activities	$ (10,191)	$ 25,551	$ (735)	$ 42,251
Capital expenditures	(6,533)	(1,974)	(10,145)	(2,472)
Free Cash Flow	$ (16,724)	$ 23,577	$ (10,880)	$ 39,779

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